Exhibit 1.8

SERP II
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Alexander, Mary
Bacopulous, Dennis
Bannister, Kim
Beckner, Larry
Contadino, Joe
De Lozier, Henry
Eck, Robert
Gleason, Jack
Haines, Chris
Hanneman, LeRoy
Hennessy, G. Tom
Higginson, Scott
Hull, Ken
Jesberger, Michael
Jones, Rob
Kirk, Tom
Lucas, Tom
Mariucci, Anne
McEnerny, Helen
Mickus, Don
Murray, John
Newman, Gary
Noriega, Igor
Pankratz, Frank
Peterson, Scott
Rau, David
Roach, Charles
Ryan, Thomas
Schreiner, David
Schuttenberg, Lynn
Thompson, Jay
Wagoner, Robert
Widener, Scott
Wilkins, Dennis